Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Better-Than-Expected Results for Fiscal Second Quarter 2015

Non-GAAP Net Revenue was $135.4 Million

Non-GAAP Net Loss was $0.44 Per Diluted Share

Increases Financial Outlook for Fiscal Year 2015

New York, NY — October 29, 2014 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported better-than-expected financial results for fiscal second quarter 2015, ended September 30, 2014.  In addition, the Company increased its financial outlook for the fiscal year ending March 31, 2015, and provided its initial financial outlook for fiscal third quarter 2015, ending December 31, 2014.

GAAP Financial Results

For fiscal second quarter 2015, GAAP net revenue was $126.3 million, as compared to $148.8 million for fiscal second quarter 2014.  GAAP net loss from continuing operations narrowed to $41.4 million, or $0.51 per diluted share, as compared to a net loss of $124.1 million, or $1.40 per diluted share, for the year-ago period.  GAAP results for fiscal second quarter 2014 excluded net revenue and cost of goods sold related to sell-in of the Grand Theft Auto V® game during that quarter, as Grand Theft Auto Online launched during fiscal third quarter 2014.

As of September 30, 2014, the Company had cash and short-term investments of $803.8 million.

Non-GAAP Financial Results

For fiscal second quarter 2015, Non-GAAP net revenue was $135.4 million, as compared to $1.27 billion for the year-ago period, which had benefited from the record-breaking launch of Grand Theft Auto V.  Non-GAAP net loss was $35.4 million, or $0.44 per diluted share, as compared to Non-GAAP net income of $325.6 million, or $2.49 per diluted share, for the year-ago period.

The largest contributors to Non-GAAP net revenue in fiscal second quarter 2015 were catalog sales, which accounted for $134.5 million of Non-GAAP net revenue, led by Grand Theft Auto V, Grand Theft Auto Online, NBA® 2K14, Borderlands® 2, and WWE 2K14.

Non-GAAP net revenue from digitally-delivered content was $89.8 million, as compared to $105.5 million for the year-ago period, which had benefited from the launch of Grand Theft Auto V.  The largest contributors were offerings for the Grand Theft Auto series, the NBA 2K franchise, Borderlands 2, and Sid Meier’s Civilization V.  Revenue from recurrent consumer spending (virtual currency, downloadable add-

on content and online games) grew 45% year-over-year and accounted for 58% of Non-GAAP net revenue from digitally-delivered content.

Management Comments

“Our second quarter results exceeded expectations, driven by strong catalog sales and continued growth in digitally-delivered revenue from recurrent consumer spending,” said Strauss Zelnick, Chairman and CEO of Take-Two.  “With the successful launches of NBA 2K15, Borderlands: The Pre-Sequel, Sid Meier’s Civilization: Beyond Earth and WWE 2K15, our third quarter and holiday season is off to a great start, and there is tremendous anticipation for our upcoming releases, including Grand Theft Auto V for PlayStation 4, Xbox One and PC, as well as Evolve - the only title in history to win Game of Show honors at both E3 and Gamescom in the same year.

“As a result of our better-than-expected results, strong current business trends and positive outlook, we are raising our revenue and earnings expectations for the full-year.  Fiscal 2015 is poised to be one of our strongest years ever and we are well-positioned for continued success.”

Business and Product Highlights

Since July 1, 2014:

Rockstar Games:

•                  Released updates for Grand Theft Auto Online, including The San Andreas Flight School Update, which features ten new flight challenges, four new vehicles and a range of player customizations, and The Last Team Standing Update, which includes ten new jobs, new weapons and vehicles, and the addition of Creator tools to the Last Team Standing mode.

•                  Announced that Grand Theft Auto V is planned for release on PlayStation®4 and Xbox One on November 18, 2014, with the PC version to follow on January 27, 2015.  Current PlayStation 3 and Xbox 360 players will have the ability to transfer their Grand Theft Auto Online characters and progression to their choice of PlayStation 4, Xbox One or PC. All new content and gameplay created for both Grand Theft Auto V and Grand Theft Auto Online will also be available for the PlayStation 4, Xbox One and PC with more to come.

2K:

•                  Launched NBA 2K15, the latest installment of our top-selling and top-rated NBA video game simulation franchise*, on the Xbox One, Xbox 360, PlayStation 4, PlayStation 3 and PC, as well as on iOS and Amazon devices.  The title currently is the highest-rated sports game released this year on PlayStation 4** and has enjoyed the strongest launch in the history of the series, with both record first week sell-in and sell-through across all platforms.

•                  Released Borderlands: The Pre-Sequel™ on the Xbox 360, PlayStation 3 and PC.  Co-developed by Gearbox Software and 2K Australia, Borderlands: The Pre-Sequel is a new standalone game set in between the award-winning Borderlands and Borderlands 2.  The title is being supported with downloadable add-on content, including a Season Pass.

•                  Launched Sid Meier’s Civilization: Beyond Earth™ for PC, Mac and Linux.  Developed by Firaxis Games, Sid Meier’s Civilization: Beyond Earth is a new science fiction-themed entry in the award-winning Civilization franchise.  The title won more than 18 awards globally at the 2014 Electronic Entertainment Expo, including Best Strategy Game honors.

•                  Launched WWE 2K15 on the Xbox 360 and PlayStation 3.  Developed collaboratively by Yuke’s and Visual Concepts, WWE 2K15 is being supported with downloadable add-on content, including a Season Pass, and also will be available for the Xbox One and PlayStation 4 on November 18, 2014.

•                  Released four new offerings for tablets and smartphones, including Sid Meier’s Civilization Revolution 2, WWE SuperCard, BioShock and NHL 2K.  WWE SuperCard has been downloaded more than 3.5 million times and has quickly become 2K’s most financially successful free-to-play mobile offering.

•                  Announced that Battleborn™, a new intellectual property for Xbox One, PlayStation 4 and PC, is in development at Gearbox Software, the creative team behind Borderlands, and is planned for release during fiscal year 2016.  The title, which was featured on the August cover of Game Informer, is a blended-genre game that combines first-person shooting, cooperative combat, and an expansive collection of characters to deliver an all-new hero-shooter experience.

•                  Announced that Evolve™ has won more than 60 editorial honors to date and is the only game in history to earn both the official Electronic Entertainment Expo and Gamescom “Game of Show” awards in the same year.  Planned for global launch on February 10, 2015, Evolve is a new intellectual property developed for Xbox One, PlayStation 4 and PC by Turtle Rock Studios, the creators of the cooperative shooter classic, Left 4 Dead.  Evolve will be playable as part of a closed alpha test exclusively on Xbox One for 24 hours beginning tomorrow, October 30, through November 2, followed by limited access on PlayStation 4 and PC from October 31 through November 2.  For more information, visit www.EvolveGame.com/news.

Take-Two Interactive:

•                  Received approximately $22 million in cash in connection with its investment in Twitch Interactive, Inc., the leading live video platform for gamers, which was sold for approximately $970 million in cash in September 2014.

•                  Amended its senior secured revolving credit facility on improved financial terms.  As amended, the credit facility continues to provide for borrowings of up to $100 million, plus an additional $40 million accordion feature, for a period of five-years.  The credit facility may be used to fund working capital, letters of credit and for other general corporate purposes.

* According to 2008 - 2014 Metacritic.com and The NPD Group estimates of U.S. retail video game sales through September 2014.

** According to Metacritic.com.

Financial Outlook for Fiscal 2015

Take-Two is increasing its financial outlook for fiscal year 2015, which reflects its better-than-expected fiscal second quarter results, strong current business trends, and positive sales outlook for its upcoming releases.  In addition, the Company is providing its initial financial outlook for its fiscal third quarter ending December 31, 2014 as follows:

	Third Quarter Ending 12/31/2014	Fiscal Year Ending 3/31/2015

Non-GAAP net revenue	$745 to $760 Million	$1.4 to $1.5 Billion

Non-GAAP net income per diluted share (1)	$1.35 to $1.45	$1.05 to $1.30

GAAP to Non-GAAP Reconciling Items (2):

Net effect from deferral in net revenues and related cost of goods sold	$0.01	$0.12

Stock-based compensation expense (3)	$0.10	$0.33

Non-cash amortization of discount on convertible notes	$0.03	$0.14

Non-cash tax expense	$0.00	$0.02

(Gain) on sale of long-term investment	$0.00	$(0.10)

(1)         For the fiscal third quarter ending December 31, 2014 and fiscal year ending March 31, 2015, the Non-GAAP net income per diluted share outlook is calculated using the “if-converted” method as a result of the issuances of our 1.75% Convertible Notes in November 2011 and 1.00% Convertible Notes in June 2013, and Non-GAAP diluted net income for the third quarter and fiscal year is adjusted by adding-back $1.9 million and $7.4 million, respectively, related to coupon interest and debt issuance costs, net of tax.  Shares used to calculate the Non-GAAP net income per diluted share outlook are as follows:

Weighted average basic shares	80 Million	80 Million
Add: Weighted average participating shares	8 Million	8 Million
Add: Potential Dilution from convertible notes	26 Million	26 Million
Total weighted average diluted shares	114 Million	114 Million

(2)         All GAAP to Non-GAAP reconciling items are net of tax and per share.

(3)         The Company’s stock-based compensation expense for the periods above includes the cost of approximately 1.8 million restricted shares previously granted to ZelnickMedia that are subject to variable accounting.  Actual expense to be recorded in connection with these shares is dependent upon several factors, including future changes in Take-Two’s stock price.

Key assumptions and dependencies underlying the Company’s financial outlook include: the timely delivery of the titles included in this financial outlook; continued consumer acceptance of the Xbox One and PlayStation 4; the ability to develop and publish products that capture market share for these next-generation systems while continuing to leverage opportunities on the Xbox 360, PlayStation 3 and PC; and stable foreign exchange rates.  See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since July 1, 2014:

Label	Title	Platforms	Release Date
2K	Sid Meier’s Civilization Revolution 2	iOS	July 2, 2014
2K	WWE SuperCard	iOS, Android	August 14, 2014
2K	BioShock	iOS	August 28, 2014
2K	NBA 2K15	Xbox 360, Xbox One, PS3, PS4, PC	October 7, 2014*
2K	Borderlands: The Pre-Sequel	Xbox 360, PS3, PC, Mac, Linux	October 14, 2014*
2K	NBA 2K15	iOS, Amazon Devices	October 16, 2014
2K	NHL 2K	iOS, Android	October 23, 2014
2K	Sid Meier’s Civilization: Beyond Earth	PC	October 24, 2014
2K	WWE 2K15	PS3, Xbox 360	October 28, 2014*
2K	MyNBA 2K15	iOS, Android	October 29, 2014

*North American release date; international release date followed three days after.

Take-Two’s lineup of future titles announced to date includes:

Label	Title	Platforms	Release Date
2K	BioShock Infinite: The Complete Edition	Xbox 360, PS3	November 4, 2014
Rockstar Games	Grand Theft Auto V	Xbox One, PS4	November 18, 2014
2K	WWE 2K15	Xbox One, PS4	November 18, 2014*
Rockstar Games	Grand Theft Auto V	PC	January 27, 2015
2K	Evolve	Xbox One, PS4, PC	February 10, 2015
2K	Battleborn	PS4, Xbox One, PC	Fiscal Year 2016

*North American release date; international release date typically follows three days after.

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses Non-GAAP measures of financial performance.  The Company believes that these Non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These Non-GAAP financial measures also provide for comparative results from period to period.  Therefore, the Company believes it is appropriate to exclude the following Non-GAAP items, net of applicable taxes, as discussed below:

•                  Net effect from deferral in net revenues and related cost of goods sold - the Company defers revenue and related costs from the sale of certain titles that have undelivered elements upon the sale of the game and recognizes that revenue upon the delivery of the undelivered elements.  As there is no impact to the Company’s operating cash flow, management excludes the impact of deferred net revenue and related costs from its Non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.  In addition, we believe that these Non-GAAP financial measures provide a more timely indication of trends in our business, provide comparability with the way our business is measured by analysts, and provide consistency with industry data sources.

•                  Stock-based compensation — the Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-

based compensation expense in its short- and long-term operating plans.  As a result, the Company has excluded such expenses from its Non-GAAP financial measures.

•                  Business reorganization, restructuring and related expenses — although the Company has incurred business reorganization expenses in the past, each charge relates to a discrete event based on a unique set of business objectives. Management does not believe these charges reflect the Company’s primary business, ongoing operating results or future outlook. As such, the Company believes it is appropriate to exclude these expenses and related charges from its Non-GAAP financial measures.

•                  Non-cash amortization of discount on convertible notes — the Company records non-cash amortization of discount on convertible notes as interest expense in addition to the interest expense already recorded for coupon payments.  The Company excludes the non-cash portion of the interest expense from its Non-GAAP financial measures because these amounts are unrelated to its ongoing business operations.

•                  Gain on convertible note hedge and warrants, net — the Company entered into unwind agreements with respect to its convertible note hedge and warrant transactions.  As a result of the unwind agreements, these transactions were accounted for as derivatives whereby gains and losses resulting from changes in the fair value were reported as a loss on convertible note hedge and warrants, net.  The Company excludes the impact of such transactions when evaluating the Company’s operating performance.  Management does not believe these gains and losses reflect the Company’s primary business, ongoing operating results or future outlook.  As such, the Company believes it is appropriate to exclude these gains and losses from its Non-GAAP financial measures.

•                  Non-cash tax expense for the impact of deferred tax liabilities associated with tax deductible amortization of goodwill — due to the nature of the adjustment as well as the expectation that it will not have any cash impact in the foreseeable future, the Company believes it is appropriate to exclude this expense from its Non-GAAP financial measures.

•                  Gain on sale of long-term investment — from time to time, the Company makes strategic investments.  The Company excludes the impact of any gains and losses on such investments from its Non-GAAP financial measures.

•                  Discontinued operations — the Company does not engage in sales of subsidiaries on a regular basis and therefore believes it is appropriate to exclude such gains (losses) from its Non-GAAP financial measures.  As the Company is no longer active in its discontinued operations, it believes it is appropriate to exclude income (losses) thereon from its Non-GAAP financial measures.

These Non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  These Non-GAAP financial measures may be different from similarly titled measures used by other companies.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe.  The Company develops and publishes products through its two wholly-owned labels Rockstar Games and 2K.  Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current and next-generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our ability to raise capital if needed and risks associated with international operations. Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014, including the risks summarized in the section entitled “Risk Factors,” the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

#  #  #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

	Three months ended September 30,		Six months ended September 30,
	2014	2013	2014	2013

Net revenue	$126,277	$148,824	$251,702	$291,491

Cost of goods sold:
Product costs	18,761	33,142	37,353	64,129
Software development costs and royalties	16,343	51,090	36,649	104,818
Internal royalties	12,413	5,262	20,711	8,202
Licenses	4,499	2,969	11,459	9,156
Total cost of goods sold	52,016	92,463	106,172	186,305

Gross profit	74,261	56,361	145,530	105,186

Selling and marketing	49,136	101,342	85,982	142,943
General and administrative	43,975	43,023	83,327	75,883
Research and development	24,533	26,520	48,665	47,391
Depreciation and amortization	5,130	3,367	9,278	6,424
Total operating expenses	122,774	174,252	227,252	272,641
Loss from operations	(48,513)	(117,891)	(81,722)	(167,455)
Interest and other, net	(7,512)	(10,747)	(15,231)	(20,069)
Gain on sale of long-term investment	18,976	—	18,976	—
Loss on extinguishment of debt	—	(9,014)	—	(9,014)
Gain on convertible note hedge and warrants, net	—	5,372	—	3,461
Loss before income taxes	(37,049)	(132,280)	(77,977)	(193,077)
Provision (benefit) for income taxes	4,320	(8,185)	(1,205)	(7,098)
Loss from continuing operations	(41,369)	(124,095)	(76,772)	(185,979)
Loss from discontinued operations, net of taxes	—	(25)	—	(55)
Net loss	$(41,369)	$(124,120)	$(76,772)	$(186,034)

Net loss per share:
Continuing operations	$(0.51)	$(1.40)	$(0.96)	$(2.12)
Discontinued operations	—	—	—	—
Basic and diluted	$(0.51)	$(1.40)	$(0.96)	$(2.12)

Weighted average shares outstanding:
Basic and diluted	80,355	88,822	79,862	87,907

Computation of Basic and Diluted EPS:
Net loss	$(41,369)	$(124,120)	$(76,772)	$(186,034)

Weighted average shares outstanding - basic and diluted	80,355	88,822	$79,862	87,907
Basic and diluted EPS	$(0.51)	$(1.40)	$(0.96)	$(2.12)

	Three months ended September 30,		Six months ended September 30,
	2014	2013	2014	2013
OTHER INFORMATION

Geographic revenue mix
International	53%	48%	51%	44%
United States	47%	52%	49%	56%

Platform revenue mix
Console	74%	59%	71%	66%
PC and other	26%	41%	29%	34%

Net revenue by distribution channel:
Digital online	64%	60%	64%	56%
Physical retail and other	36%	40%	36%	44%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	September 30,	March 31,
	2014	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$754,410	$935,400
Short-term investments	49,367	—
Restricted cash	77,563	193,839
Accounts receivable, net of allowances of $39,501 and $75,518 at September 30, 2014 and March 31, 2014, respectively	25,427	53,143
Inventory	55,948	29,780
Software development costs and licenses	225,275	116,203
Prepaid expenses and other	78,787	71,075
Total current assets	1,266,777	1,399,440

Fixed assets, net	56,214	42,572
Software development costs and licenses, net of current portion	101,773	109,506
Goodwill	223,968	226,705
Other intangibles, net	4,854	5,113
Other assets	11,626	16,294
Total assets	$1,665,212	$1,799,630

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$85,116	$16,452
Accrued expenses and other current liabilities	186,066	397,173
Deferred revenue	107,960	61,195
Total current liabilities	379,142	474,820

Long-term debt	464,871	454,031
Other long-term liabilities	66,190	68,973
Total liabilities	910,203	997,824
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 200,000 shares authorized; 104,680 and 105,156 shares issued and 88,422 and 88,918 outstanding at September 30, 2014 and March 31, 2014, respectively	1,047	1,052
Additional paid-in capital	992,212	954,699
Treasury stock, at cost (16,238 common shares at September 30, 2014 and March 31, 2014)	(276,836)	(276,836)
Retained earnings	44,003	120,775
Accumulated other comprehensive (loss) income	(5,417)	2,116
Total stockholders’ equity	755,009	801,806
Total liabilities and stockholders’ equity	$1,665,212	$1,799,630

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	Six months ended September 30,
	2014	2013

Operating activities:
Net loss	$(76,772)	$(186,034)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Amortization and impairment of software development costs and licenses	10,136	84,161
Depreciation and amortization	9,278	6,424
Loss from discontinued operations	—	55
Amortization and impairment of intellectual property	259	3,042
Stock-based compensation	23,846	21,266
Deferred income taxes	599	(6,105)
Amortization of discount on Convertible Notes	10,840	12,296
Amortization of debt issuance costs	853	1,070
Gain on sale of long-term investment	(18,976)	—
Loss on extinguishment of debt	—	9,014
Gain on convertible note hedge and warrants, net	—	(3,461)
Other, net	181	1,165
Changes in assets and liabilities, net of effect from purchases of businesses:
Restricted cash	116,296	18,898
Accounts receivable	27,716	(821,795)
Inventory	(26,168)	(53,815)
Software development costs and licenses	(104,492)	(7,866)
Prepaid expenses, other current and other non-current assets	(5,847)	(54,733)
Deferred revenue	46,765	1,127,500
Deferred cost of goods sold	(1,644)	(298,559)
Accounts payable, accrued expenses and other liabilities	(144,692)	283,318
Net cash used in discontinued operations	—	(720)
Net cash (used in) provided by operating activities	(131,822)	135,121

Investing activities:
Purchase of fixed assets	(23,054)	(15,452)
Purchases of short-term investments	(49,591)	—
Cash received from sale of long-term investment	21,976	—
Net cash used in investing activities	(50,669)	(15,452)

Financing activities:
Excess tax benefit from stock-based compensation	4,843	—
Proceeds from issuance of 1.00% Convertible Notes	—	283,188
Payment for extinguishment of 4.375% Convertible Notes	—	(165,999)
Proceeds from termination of convertible note hedge transactions	—	84,429
Payment for termination of convertible note warrant transactions	—	(55,651)
Payment of debt issuance costs for the issuance of 1.00% Convertible Notes	—	(2,815)
Net cash provided by financing activities	4,843	143,152

Effects of foreign exchange rates on cash and cash equivalents	(3,342)	(3,400)

Net (decrease) increase in cash and cash equivalents	(180,990)	259,421
Cash and cash equivalents, beginning of year	935,400	402,502
Cash and cash equivalents, end of period	$754,410	$661,923

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

RECONCILIATION OF GAAP TO Non-GAAP MEASURES (Unaudited)

(in thousands, except per share amounts)

	Three months ended September 30,		Six months ended September 30,
	2014	2013	2014	2013
Net Revenues
GAAP Net Revenues	$126,277	$148,824	$251,702	$291,491
Net effect from deferral in net revenues	9,165	1,119,782	35,351	1,121,418
Non-GAAP Net Revenues	$135,442	$1,268,606	$287,053	$1,412,909

Digital Online Revenues (included in Net Revenues above)
GAAP Digital Online Revenues	$80,646	$89,454	$160,847	$162,309
Net effect from deferral in digital online revenues	9,165	16,015	35,351	17,652
Non-GAAP Digital Online Revenues	$89,811	$105,469	$196,198	$179,961

Gross Profit
GAAP Gross Profit	$74,261	$56,361	$145,530	$105,186
Net effect from deferral in net revenues and related cost of goods sold	3,831	439,722	19,149	440,865
Stock-based compensation	1,268	858	2,739	1,956
Non-GAAP Gross Profit	$79,360	$496,941	$167,418	$548,007

Loss from Operations
GAAP Loss from Operations	$(48,513)	$(117,891)	$(81,722)	$(167,455)
Net effect from deferral in net revenues and related cost of goods sold	3,831	439,722	19,149	440,865
Stock-based compensation	13,867	15,319	23,846	21,266
Business reorganization, restructuring and related	—	212	195	212
Non-GAAP Loss from Operations	$(30,815)	$337,362	$(38,532)	$294,888

Net Loss
GAAP Net Loss	$(41,369)	$(124,120)	$(76,772)	$(186,034)
Net effect from deferral in net revenues and related cost of goods sold	2,408	423,065	14,165	424,207
Stock-based compensation	10,082	15,319	17,741	21,266
Business reorganization, restructuring and related	—	212	156	212
Non-cash amortization of discount on Convertible Notes	3,938	6,950	8,065	12,296
Gain on sale of long-term investment	(10,940)	—	(10,940)	—
Loss on extinguishment of debt	—	9,014	—	9,014
Gain on convertible note hedge and warrants, net	—	(5,372)	—	(3,461)
Non-cash tax expense	472	480	945	962
Discontinued operations	—	25	—	55
Non-GAAP Net Loss	$(35,409)	$325,573	$(46,640)	$278,517

Diluted Earnings (Loss) Per Share
GAAP earnings (loss) per share	$(0.51)	$(1.40)	$(0.96)	$(2.12)
Non-GAAP earnings (loss) per share	$(0.44)	$2.49	$(0.58)	$2.24

Number of diluted shares used in computation
GAAP	80,355	88,822	79,862	87,907
Non-GAAP	80,355	128,845	79,862	124,799

Computation of Diluted GAAP EPS:
Net loss	$(41,369)	$(124,120)	$(76,772)	$(186,034)

Weighted average shares outstanding - diluted	80,355	88,822	79,862	87,907
Diluted EPS	$(0.51)	$(1.40)	$(0.96)	$(2.12)

Computation of Diluted Non-GAAP EPS:
Non-GAAP net earnings (loss)	$(35,409)	$325,573	$(46,640)	$278,517
Less: net income allocated to participating securities	—	(35,317)	—	(25,582)
Add: interest expense, net of tax, on Convertible Notes	—	3,349	—	6,507
Net income for diluted EPS calculation	$(35,409)	$293,605	$(46,640)	$259,442

Weighted average shares outstanding - basic	80,355	88,822	79,862	87,907
Add: dilutive effect of common stock equivalents	—	40,023	—	36,892
Total weighted average shares outstanding - diluted	80,355	128,845	79,862	124,799
Less: weighted average participating shares outstanding	—	(11,107)	—	(9,083)
Weighted average common shares outstanding - diluted	80,355	117,738	79,862	115,716

Diluted EPS	$(0.44)	$2.49	$(0.58)	$2.24